Exhibit  4.2

RIGHTS AGREEMENT
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	AMENDMENT dated as of April 21, 2000 (this "Amendment") between Noodle Kidoodle, Inc., a
Delaware corporation (the "Company") and ChaseMellon Shareholder Services, L.L.C. (the "Rights
Agent").

	WHEREAS, the above-mentioned parties have previously entered into that certain Rights
Agreement dated as of May 1, 1998 (the "Rights Agreement");

	WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger
Agreement") dated as of April 21, 2000 among Zany Brainy, Inc., a Delaware corporation, Night Owl
Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Zany Brainy, Inc. ("Merger
Sub"), and the Company, pursuant to which Merger Sub will merge with and into the Company (the
"Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

	WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of its stockholders that the transactions contemplated by the Merger Agreement be consummated;

	WHEREAS, Section 2.26 of the Merger Agreement provides that the Board of Directors of the
Company has amended the Rights Agreement to render it inapplicable to the transactions contemplated by the Merger Agreement;

	WHEREAS, the above-mentioned parties wish to amend the Rights Agreement in the manner set forth below.

	NOW, THEREFORE, the parties hereto agree as follows:

	1.	All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this
Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.  All references to the Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the
Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

	2.	The definition of "Acquiring Person" in Section 1(a) is hereby amended by adding the following to the end of paragraph (i) of such definition:

"In addition, no person shall become an Acquiring Person by reason or as a result of the execution of that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 21, 2000 among Zany
Brainy, Inc., Night Owl Acquisition, Inc., and the Company or the consummation of the merger (the
"Merger") of Night Owl Acquisition, Inc. with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement or consummation of any other transactions contemplated by the Merger Agreement."

	3.	The definition of "Distribution Date" in Section 1(l) is hereby amended by adding the following to the end of such definition:

"No Distribution Date shall occur by reason or as a result of the execution of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement."

	4.	This Amendment shall be governed by and construed in accordance with the laws of the
State of Delaware.

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	5.	This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	6.	Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.


	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

					NOODLE KIDOODLE, INC.


					By:/s/Stanley Greenman
						Name: Stanley Greenman
						Title: Chairman chief Executive Officer

Attest:

/s/Kenneth S. Betuker
Name: Kenneth  S. Betuker
Title: Secretary and Chief Financial Officer


[Corporate Seal]

					CHASEMELLON SHAREHOLDER SERVICES, INC.


					By:/s/Laura R. Picone
						Name:Laura R. Picone
						Title:Vice President

Attest:

/s/Selwyn Crawford
Name:Selwyn Crawford
Title:Relationship Manager


[Corporate Seal]


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